SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-9913
SERIES NO.: 6



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                     $ 12,011
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class C                                                     $  3,853
       Class R                                                     $     12
       Institutional Class                                         $  2,349

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.6019
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class C                                                       0.5552
       Class R                                                       0.5788
       Institutional Class                                           0.6325

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       23,133
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class C                                                        9,423
       Class R                                                           32
       Institutional Class                                            5,554

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $ 8.67
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class C                                                       $ 8.65
       Class R                                                       $ 8.66
       Institutional Class                                           $ 8.67